UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 31, 2013

HOMETRUST BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-35593	45-5055422
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of incorporation)		Identification Number)

10 Woodfin Street, Asheville, North Carolina	28801
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:    (828) 259-3939

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01  Regulation FD Disclosure

   On July 31, 2013, HomeTrust Bancshares, Inc. (NASDAQ: HTBI) (“HomeTrust”), the holding company for HomeTrust Bank, completed its acquisition of BankGreenville Financial Corporation (OTCQB: BGVF), the holding company for BankGreenville, in accordance with the terms of the Merger Agreement entered into on May 3, 2013. Under the terms of the merger agreement, BankGreenville shareholders will receive $6.63 per share in cash consideration. This represents approximately $7.8 million of aggregate deal consideration. Additional contingent cash consideration of up to $0.75 per share (or approximately $883,000) may be realized at the expiration of 24 months based on the performance of a select pool of loans totaling approximately $8.0 million. BankGreenville had total assets of $105.1 million, total deposits of $90.0 million, and stockholders’ equity of $9.6 million at June 30, 2013.

   On August 1, 2013, HomeTrust Bancshares, Inc. issued a press release announcing the completion of the acquisition.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

    In accordance with general instruction B.2 of Form 8-K, the information contained in Item 7.01 in this Current Report on Form 8-K, including Exhibit 99.1, is to be considered "furnished" pursuant to Item 7.01 of Form 8-K and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act nor shall it be deemed incorporated by reference in any Company filing or report with the Securities and Exchange Commission, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such a filing or report.

Item 9.01  Financial Statements and Exhibits

(d)           Exhibits

99.1	Press release dated August 1, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOMETRUST BANCSHARES, INC.

Date: August 1, 2013	By:	/s/ Tony J. VunCannon
Tony J. VunCannon
Senior Vice President, Chief Financial Officer, and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated August 1, 2013